Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Third Quarter Earnings
MEMPHIS, Tenn., March 17, 2011 ... FedEx Corp. (NYSE: FDX) today reported earnings of $0.73 per diluted share for the third quarter ended February 28. Excluding costs related to the previously announced combination of the company’s FedEx Freight and FedEx National LTL operations, third quarter earnings were $0.81 per diluted share, compared to $0.76 per diluted share a year ago.
“Continued growth in the global economy is driving solid revenue gains in our transportation businesses,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We expect strong demand for our services to boost our financial performance in our fourth quarter.”
Third Quarter Results
FedEx Corp. reported the following consolidated results for the third quarter:
•	Revenue of $9.66 billion, up 11% from $8.70 billion the previous year

•	Operating income of $393 million, down 6% from $416 million last year

•	Operating margin of 4.1%, down from 4.8% the previous year

•	Net income of $231 million, down 3% from $239 million a year ago
While yields grew in all transportation segments, unusually severe winter storms during the quarter disrupted operations, decreased shipping volume and increased costs, impacting year-over-year results by approximately $0.12 per diluted share. Earnings were also reduced by costs related to the January 30, 2011 combination of FedEx Freight and FedEx National LTL operations, including lease termination costs and severance expenses. The reinstatement of merit salary increases, increases in pension and medical costs, higher aircraft maintenance expenses and the full reinstatement of 401(k) company-matching contributions also impacted earnings.
- more -

Outlook
FedEx projects earnings to be $1.66 to $1.83 per diluted share in the fourth quarter and an adjusted $4.83 to $5.00 per diluted share for fiscal 2011. The company’s forecast assumes the current market outlook for fuel prices and continued moderate growth in the global economy. Earnings could be affected by the impact of the ongoing political turmoil in the Middle East and North Africa on fuel prices and the economy. Also, the near-term impact of the earthquake and tsunami in Japan on operational costs, shipping patterns and the global economy is currently uncertain. The annual guidance excludes FedEx Freight combination costs and a second quarter legal reserve. Including costs from the FedEx Freight combination and the legal reserve, earnings are expected to be $4.49 to $4.66 per diluted share for fiscal 2011. The company reported earnings of $1.33 per diluted share in last year’s fourth quarter. The capital spending forecast for fiscal 2011 remains $3.5 billion.
“Successful yield management initiatives helped drive significant revenue growth across our transportation segments in the third quarter, although results were dampened by severe winter storms and higher-than-expected fuel costs,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our FedEx Ground segment had record third quarter results. In addition, we are very pleased with the execution of the new FedEx Freight strategy, which is expected to drive FedEx Freight’s return to profitability in the fourth quarter. More broadly, we expect continued positive yield trends to improve revenues and margins in the fourth quarter and in fiscal 2012.”
FedEx Express Segment
For the third quarter, the FedEx Express segment reported:
•	Revenue of $6.05 billion, up 11% from last year’s $5.44 billion

•	Operating income of $178 million, down 33% from $265 million a year ago

•	Operating margin of 2.9%, down from 4.9% the previous year
FedEx International Priority® (IP) average daily package volume increased 5%, led by exports from Asia and Europe. IP revenue per package grew 7% due to improved weight per package, rate increases and higher fuel surcharges. IP freight pounds increased 21% with revenue per pound up 3%. U.S. domestic average daily package volume increased 2% and revenue per package grew 5% due to higher fuel surcharges, rate increases and improved weight per package.
- more -

Operating income and margin were negatively impacted by increased aircraft maintenance, the reinstatement of certain employee compensation programs, higher employee benefits expenses and the negative impact of severe winter weather, which more than offset strong revenue growth.
During the quarter FedEx completed the acquisition of the logistics, distribution and express businesses of AFL Pvt. Ltd. and its affiliate, Unifreight India Pvt. Ltd. This acquisition provides FedEx more robust domestic transportation and added capabilities in India. The acquisition had no material impact on segment financial results for the quarter.
FedEx Ground Segment
For the third quarter, the FedEx Ground segment reported:
•	Revenue of $2.18 billion, up 14% from last year’s $1.91 billion

•	Operating income of $325 million, up 26% from $258 million a year ago

•	Operating margin of 14.9%, up from 13.5% the previous year
FedEx Ground average daily package volume grew 6% in the third quarter driven by increases in the business-to-business market and FedEx Home Delivery. Yield increased 5% primarily due to rate increases and higher fuel surcharges. FedEx SmartPost average daily volume increased 17% due to growth in e-commerce, gains in market share and the introduction of new service offerings. FedEx SmartPost yield increased 7% primarily due to lower postage costs resulting from increased deliveries to U.S. Postal Service final destination facilities and increased fuel surcharges.
Operating income and margin increased primarily due to higher package yield and volume. Current year results were also favorably impacted by one additional operating day.
FedEx Freight Segment
For the third quarter, the FedEx Freight segment reported:
•	Revenue of $1.12 billion, up 8% from last year’s $1.04 billion

•	Operating loss of $110 million, compared with an operating loss of $107 million a year ago

•	Operating margin of (9.8%), compared with (10.3%) the previous year
- more -

Less-than-truckload (LTL) yield increased 11% primarily due to yield management initiatives. LTL average daily shipments decreased 6% as a result of the yield management initiatives and the severe winter weather.
On January 30, 2011, FedEx Freight and FedEx National LTL combined operations, launching a new unified LTL freight network that offers customers the choice of two levels of service—FedEx Freight® Priority and FedEx Freight® Economy—from a single company. As a result of this combination, the segment incurred one-time costs of $43 million during the quarter and $130 million fiscal year-to-date due primarily to lease termination costs and severance expenses.
The operating loss in the quarter included the costs associated with the combination of the FedEx Freight and FedEx National LTL operations. Severe winter weather also significantly impacted results. The segment benefited from one additional operating day during the quarter.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $38 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2011 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 17 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
- more -

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
- more -

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding a reserve associated with a legal matter in the second quarter and the costs of the combination of FedEx Freight and FedEx National LTL operations from our third quarter earnings and our full-year earnings guidance, net of applicable incentive compensation impacts, will allow more accurate comparisons to prior periods of our third quarter operating performance and our expected operating performance for fiscal 2011. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.
Fiscal 2011 Third Quarter Earnings

Q3 Diluted
Earnings Per Share

Non-GAAP Measure	$0.81

FedEx Freight Combination Costs	(0.08)

GAAP Measure	$0.73

Fiscal 2011 Full-Year Earnings Guidance

FY 2011 Diluted
EPS Guidance

Non-GAAP Measure	$4.83 to $5.00

FedEx Freight Combination Costs	(0.27)

ATA Legal Reserve	(0.07)

GAAP Measure	$4.49 to $4.66

* * *

FEDEX CORP. FINANCIAL HIGHLIGHTS
Third Quarter Fiscal 2011
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2011	2010	%	2011	2010	%
Revenue:
FedEx Express segment	$6,049	$5,440	11%	$17,953	$15,678	15%
FedEx Ground segment	2,184	1,910	14%	6,222	5,477	14%
FedEx Freight segment	1,123	1,040	8%	3,602	3,090	17%
FedEx Services segment	397	406	(2%)	1,246	1,322	(6%)
Other & eliminations	(90)	(95)	5%	(271)	(261)	(4%)

Total Revenue	9,663	8,701	11%	28,752	25,306	14%

Operating Expenses:
Salaries and employee benefits	3,828	3,549	8%	11,410	10,350	10%
Purchased transportation	1,446	1,220	19%	4,163	3,429	21%
Rentals and landing fees	621	593	5%	1,850	1,764	5%
Depreciation and amortization	493	488	1%	1,474	1,470	0%
Fuel	1,049	810	30%	2,874	2,220	29%
Maintenance and repairs	480	404	19%	1,470	1,215	21%
Impairment and other charges	21	—	NM	88	—	NM
Other	1,332	1,221	9%	3,933	3,556	11%

Total Operating Expenses	9,270	8,285	12%	27,262	24,004	14%

Operating Income (Loss):
FedEx Express segment	178	265	(33%)	799	714	12%
FedEx Ground segment	325	258	26%	908	705	29%
FedEx Freight segment	(110)	(107)	(3%)	(217)	(117)	(85%)

Total Operating Income	393	416	(6%)	1,490	1,302	14%

Other Income (Expense):
Interest, net	(24)	(19)	26%	(65)	(52)	25%
Other, net	(9)	(16)	(44%)	(25)	(28)	(11%)

Total Other Income (Expense)	(33)	(35)	(6%)	(90)	(80)	13%

Pretax Income	360	381	(6%)	1,400	1,222	15%

Provision for Income Taxes	129	142	(9%)	506	457	11%

Net Income	$231	$239	(3%)	$894	$765	17%

Diluted Earnings Per Share	$0.73	$0.76	(4%)	$2.82	$2.43	16%

Weighted Average Diluted Common and Common Equivalent Shares	317	315	1%	316	314	1%

Capital Expenditures	$643	$432	49%	$2,703	$1,981	36%

Average Full-Time Equivalents (000s)	259	250	4%	255	244	5%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Third Quarter Fiscal 2011
(In millions)

	Feb. 28, 2011
	(Unaudited)	May 31, 2010
ASSETS

Current Assets
Cash and cash equivalents	$1,359	$1,952
Receivables, less allowances	4,478	4,163
Spare parts, supplies and fuel, less allowances	413	389
Deferred income taxes	540	529
Prepaid expenses and other	448	251

Total current assets	7,238	7,284

Property and Equipment, at Cost	33,078	31,302
Less accumulated depreciation and amortization	17,750	16,917

Net property and equipment	15,328	14,385

Other Long-Term Assets
Goodwill	2,321	2,200
Other assets	1,315	1,033

Total other long-term assets	3,636	3,233

	$26,202	$24,902

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$18	$262
Accrued salaries and employee benefits	1,143	1,146
Accounts payable	1,590	1,522
Accrued expenses	1,823	1,715

Total current liabilities	4,574	4,645

Long-Term Debt, Less Current Portion	1,667	1,668

Other Long-Term Liabilities
Deferred income taxes	1,328	891
Pension, postretirement healthcare and other benefit obligations	1,598	1,705
Self-insurance accruals	976	960
Deferred lease obligations	769	804
Deferred gains, principally related to aircraft transactions	252	267
Other liabilities	158	151

Total other long-term liabilities	5,081	4,778

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	31	31
Additional paid-in capital	2,408	2,261
Retained earnings	14,709	13,966
Accumulated other comprehensive loss	(2,256)	(2,440)
Treasury stock, at cost	(12)	(7)

Total common stockholders’ investment	14,880	13,811

	$26,202	$24,902

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Third Quarter Fiscal 2011
(In millions)
(Unaudited)

	Nine Months Ended
	February 28
	2011	2010

Operating Activities:
Net income	$894	$765
Noncash charges:
Depreciation and amortization	1,474	1,470
Other, net	662	363
Changes in operating assets and liabilities, net	(573)	(690)

Cash provided by operating activities	2,457	1,908

Investing Activities:
Capital expenditures	(2,703)	(1,981)
Business acquisitions, net of cash acquired	(96)	—
Proceeds from asset dispositions and other	15	31

Cash used in investing activities	(2,784)	(1,950)

Financing Activities:
Principal payments on debt	(262)	(632)
Dividends paid	(113)	(103)
Other, net	75	29

Cash used in financing activities	(300)	(706)

Effect of exchange rate changes on cash	34	5

Net decrease in cash and cash equivalents	(593)	(743)

Cash and cash equivalents at beginning of period	1,952	2,292

Cash and cash equivalents at end of period	$1,359	$1,549

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2011
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2011	2010	%	2011	2010	%
FINANCIAL HIGHLIGHTS
Revenue	$6,049	$5,440	11%	$17,953	$15,678	15%

Operating Expenses:
Salaries and employee benefits	2,321	2,136	9%	6,832	6,215	10%
Purchased transportation	386	292	32%	1,143	830	38%
Rentals and landing fees	424	397	7%	1,254	1,178	6%
Depreciation and amortization	267	254	5%	787	757	4%
Fuel	898	694	29%	2,454	1,903	29%
Maintenance and repairs	330	261	26%	1,002	789	27%
Intercompany charges	498	497	0%	1,523	1,436	6%
Other[1]	747	644	16%	2,159	1,856	16%

Total Operating Expenses	5,871	5,175	13%	17,154	14,964	15%

Operating Income	$178	$265	(33%)	$799	$714	12%

Operating Margin	2.9%	4.9%	(2.0 pts)	4.5%	4.6%	(0.1 pts)

OPERATING STATISTICS

Operating Weekdays	62	62	—	190	190	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,218	1,190	2%	1,194	1,157	3%
U.S. Overnight Envelope	631	601	5%	627	608	3%
U.S. Deferred	952	949	0%	887	876	1%

Total U.S. Domestic Package	2,801	2,740	2%	2,708	2,641	3%
International Priority	558	530	5%	569	511	11%
International Domestic	337	317	6%	338	315	7%

Total Average Daily Packages	3,696	3,587	3%	3,615	3,467	4%

Average Daily Freight Pounds (000s):

U.S.	8,000	7,906	1%	7,447	7,217	3%
International Priority	3,131	2,577	21%	3,158	2,427	30%
International Airfreight	1,262	1,184	7%	1,248	1,230	1%

Total Avg Daily Freight Pounds	12,393	11,667	6%	11,853	10,874	9%

YIELD
Revenue Per Package:

U.S. Overnight Box	$20.05	$19.16	5%	$19.81	$18.73	6%
U.S. Overnight Envelope	10.87	10.70	2%	10.68	10.41	3%
U.S. Deferred	12.60	11.77	7%	12.29	11.53	7%

Total U.S. Domestic Package	15.45	14.74	5%	15.23	14.43	6%
International Priority	57.07	53.23	7%	55.06	52.59	5%
International Domestic	7.54	7.22	4%	7.33	7.12	3%

Composite Package Yield	$21.01	$19.76	6%	$20.77	$19.39	7%

Revenue Per Freight Pound:

U.S.	$1.14	$1.07	7%	$1.14	$1.07	7%
International Priority	2.12	2.06	3%	2.09	1.97	6%
International Airfreight	0.88	0.84	5%	0.88	0.79	11%

Composite Freight Yield	$1.36	$1.26	8%	$1.37	$1.24	10%

Average Full-Time Equivalents (000s)	136	130	5%	133	127	5%

1 -	Current year includes a $66 million reserve for a legal matter.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2011
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2011	2010	%	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$2,184	$1,910	14%	$6,222	$5,477	14%

Operating Expenses:
Salaries and employee benefits	329	289	14%	954	859	11%
Purchased transportation	911	771	18%	2,538	2,197	16%
Rentals	68	63	8%	197	184	7%
Depreciation and amortization	84	83	1%	249	251	(1%)
Fuel	5	3	67%	9	6	50%
Maintenance and repairs	40	41	(2%)	126	119	6%
Intercompany charges	221	207	7%	669	587	14%
Other	201	195	3%	572	569	1%

Total Operating Expenses	1,859	1,652	13%	5,314	4,772	11%

Operating Income	$325	$258	26%	$908	$705	29%

Operating Margin	14.9%	13.5%	1.4 pts	14.6%	12.9%	1.7 pts

OPERATING STATISTICS

Operating Weekdays	63	62	2%	191	190	1%

Average Daily Package Volume (000s)
FedEx Ground	3,882	3,674	6%	3,751	3,526	6%
FedEx SmartPost	1,736	1,489	17%	1,433	1,248	15%

Yield (Revenue Per Package)
FedEx Ground	$8.16	$7.75	5%	$8.01	$7.63	5%
FedEx SmartPost	$1.70	$1.59	7%	$1.70	$1.53	11%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2011
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2011	2010	%	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$1,123	$1,040	8%	$3,602	$3,090	17%

Operating Expenses:
Salaries and employee benefits	562	532	6%	1,746	1,552	13%
Purchased transportation	178	191	(7%)	567	477	19%
Rentals	29	29	—	94	85	11%
Depreciation and amortization	48	49	(2%)	158	150	5%
Fuel	145	112	29%	409	310	32%
Maintenance and repairs	44	36	22%	135	105	29%
Intercompany charges	106	99	7%	323	249	30%
Impairment and other charges[1]	21	—	NM	88	—	NM
Other	100	99	1%	299	279	7%

Total Operating Expenses	1,233	1,147	7%	3,819	3,207	19%

Operating Loss	$(110)	$(107)	(3%)	$(217)	$(117)	(85%)

Operating Margin	(9.8%)	(10.3%)	0.5 pts	(6.0%)	(3.8%)	(2.2 pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	61	2%	189	188	1%

LTL Shipments Per Day (000s)	78.3	83.4	(6%)	86.6	79.1	9%
Weight Per LTL Shipment (lbs)	1,151	1,133	2%	1,133	1,124	1%
LTL Revenue/CWT	$18.66	$16.82	11%	$18.04	$17.24	5%

1 -	Current year includes charges associated with the combination of FedEx Freight and FedEx National LTL operations, which became effective January 30, 2011.